EXHIBIT 99.1

First BancTrust Corporation
101 South Central Avenue
Paris, IL 61944
(217) 465-6381

For Further Information:

Terry J. Howard
President and Chief Executive Officer
(800) 228-6381

April 21, 2008

First BancTrust Corporation Announces Intent to Delist
from the NASDAQ Stock Market and to Deregister and Terminate its Reporting Obligations under the U.S. Securities Exchange Act of 1934

PARIS, ILLINOIS — The Board of Directors of First BancTrust Corporation (NASDAQ: FBTC) announced today that it has preliminarily approved a transaction which will result in its stock being traded in the Over-the-Counter (“OTC”) market. As a result of this transaction, commonly referred to as a “Cash Out Merger”, holders of less than 250 shares of the Company’s common stock would receive $11.00 in cash for each share of Company common stock that they held prior to shareholder and regulatory approval. Shareholders owning 250 shares or more will continue to hold their shares. The last sales price for a share of First BancTrust Corporation common stock prior to announcement of this transaction was $9.00 on April 18, 2008.

The proposed transaction, which is subject to shareholder and regulatory approvals, is intended to reduce the number of First BancTrust Corporation holders of record to under 300, the level at which the Company is required to continue to file periodic reports with the Securities Exchange Commission (“SEC”). As a result, if completed, First BancTrust Corporation intends to terminate the registration of its stock with the SEC. The Board of Directors believes that the increasing costs of being an SEC registered, NASDAQ traded company are not justified by the benefits, given the Company’s limited trading activity. The Company intends to hold a special meeting of shareholders, at which the matter will be considered in late 2008.

Details of the transaction may be found in First BancTrust Corporation’s Preliminary Proxy Statement that will be filed with the SEC. First BancTrust Corporation plans to mail to each shareholder a proxy statement about the proposed transaction, and shareholders are advised to read the proxy statement carefully when it becomes available because it will contain important information about the transaction, the persons soliciting proxies, and their interests in the transaction and related matters. Shareholders may obtain free copies of the proxy statement (when available) and other documents filed by First BancTrust Corporation at the SEC’s website or from the Company by directing requests to the attention of Sarah Aguirre, Corporate Secretary, First BancTrust Corporation, 101 South Central Avenue, P.O. Box 880, Paris, Illinois 61944, telephone number 217-465-6381.

This press release in only a description of a proposed transaction and is not a solicitation of a proxy or an offer to acquire any shares of common stock.

About First BancTrust

First BancTrust Corporation is a holding company that owns all of the capital stock of First Bank & Trust, S. B., an Illinois-chartered savings bank that conducts business from its main office located in Paris, Illinois, and branch banks in Marshall, Savoy, Rantoul, and Martinsville, Illinois.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 as amended, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company and its wholly-owned subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory provisions; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality of composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company’s market area; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

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